Filed Pursuant to Rule 424(b)(5)

Registration No. 333-271389

PROSPECTUS

ADVENT TECHNOLOGIES HOLDINGS, INC.

Up to 50,000,000 Shares of Common Stock

and 635,593 Shares of Common Stock

This prospectus relates to the offer and resale of an aggregate of up to 50,635,593 shares of our common stock, $0.0001 par value per share, by Lincoln Park Capital Fund, LLC (“Lincoln Park” or the “Selling Stockholder”). The shares included in this prospectus consist of shares of common stock that we have issued or that we may, in our discretion, elect to issue and sell to Lincoln Park, from time to time after the date of this prospectus and the date of the satisfaction of the conditions to the Selling Stockholder’s purchase obligations (the “Commencement Date”) as set forth in the common stock purchase agreement we entered into with Lincoln Park on April 10, 2023 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Lincoln Park has committed to purchase from us, at our direction, up to $50,000,000 of our common stock, subject to the terms and conditions specified in the Purchase Agreement. The shares included in this prospectus also include the 635,593 shares of common stock (the “Commitment Shares”) that we issued to Lincoln Park concurrently with our execution of the Purchase Agreement as consideration for its irrevocable commitment to purchase shares of our common stock at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. See the section titled “Lincoln Park Transaction” for a description of the Purchase Agreement and the section titled “Selling Stockholder” for additional information regarding Lincoln Park.

We are not selling any shares of common stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by Lincoln Park. However, we may receive up to $50,000,000 in aggregate gross proceeds from sales of our common stock to Lincoln Park that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

Lincoln Park may sell or otherwise dispose of the shares of common stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” for more information about how Lincoln Park may sell or otherwise dispose of the common stock being offered in this prospectus. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and warrants are listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively. On April 20, 2023, the closing price of our common stock was $0.779 per share and the closing price of our warrants was $0.0899 per share.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time offer and sell, shares of our common stock having an aggregate offering price of up to $50,000,000 pursuant to the Purchase Agreement and an additional 635,593 shares of our common stock that were issued to Lincoln Park as commitment shares under the Purchase Agreement.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing our common stock, you should carefully read this prospectus, together with the additional information described under the heading “Where You Can Find Additional Information” and “Information of Documents by Reference.”

We and the Selling Stockholder have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. We and the Selling Stockholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Advent Technologies Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to maintain the listing of our shares of common stock and warrants on Nasdaq;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting officers, key employees or directors;

●	factors relating to our business, operations and financial performance, including:

○	our ability to control the costs associated with our operations;

○	our ability to grow and manage growth profitably;

○	our reliance on complex machinery for our operations and production;

○	the market’s willingness to adopt our technology;

○	our ability to maintain relationships with customers;

○	the potential impact of product recalls;

○	our ability to compete within our industry;

○	increases in costs, disruption of supply or shortage of raw materials;

○	risks associated with strategic alliances or acquisitions;

○	the impact of unfavorable changes in U.S. and international regulations;

○	the availability of and our ability to meet the terms and conditions for government grants and economic incentives; and

○	our ability to protect our intellectual property rights.

●	market conditions and global and economic factors beyond our control, including general economic conditions, unemployment and our liquidity, operations and personnel;

●	volatility of our stock price and potential share dilution;

●	future exchange and interest rates; and

●	other factors contained in, or incorporated into, this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022, and any related free writing prospectus, under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities.

The Company

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures, and assembles complete fuel cell systems and the critical components that determine the performance of hydrogen fuel cells and other energy systems, as well as high-temperature proton exchange membranes (“HT-PEM” or “HT-PEMs”) and fuel cell systems for the off-grid and portable power markets and plans to expand into the mobility market. Advent’s mission is to become a leading provider of fuel cell systems, HT-PEMs, fuel cells, and HT-PEM based membrane electrode assemblies (“MEA” or “MEAs”), which are critical components used in fuel cells, and other electrochemical applications such as electrolyzers and flow batteries. Advent develops the core chemistry components, the MEAs, that enable fuel cells to operate at high temperatures and also provide these MEAs to third-party fuel cell manufacturers.

To date, Advent’s principal operations have been to develop and manufacture MEAs, and to design fuel cell stacks and complete fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters, research and development, and manufacturing facility in Boston, Massachusetts, a product development facility in Livermore, California, and production facilities in Greece, Denmark, and Germany and sales and warehousing facilities in the Philippines.

The majority of Advent’s current revenue derives from the sale and servicing of fuel cell systems and MEAs, as well as the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets, respectively. While fuel cell systems and MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations. Advent expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Advent plans to scale-up U.S. and European production and its global sales operations to handle future demand. Advent’s investment priorities are increasing MEA production volumes, executing on new product development initiatives (next-generation fuel cell systems and MEAs), and optimizing production operations to improve unit costs. Advent’s principal focus is on the total fuel cell market, from components to complete systems, and we plan to use our products and technology to address pressing global climate needs.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement filed under the Securitas Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 in the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for more information about the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the year ended December 31, 2022.

In addition, Advent relies on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.235 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Risk Factors

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Corporate Information

Our principal executive offices are located at 500 Rutherford Avenue, Suite 102, Boston, MA 02129. Our telephone number is (617) 655-6000, and our website address is https://www.advent.energy. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Shares of our common stock offered by the Selling Stockholder	50,635,593 shares of common stock, which includes 635,593 shares of our common stock issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of these Commitment Shares.

Shares of our common stock outstanding prior to the offering	52,261,643 shares(1)

Shares of common stock outstanding after giving effect to the issuance of the shares registered hereunder	102,897,236 shares.(2) The actual number of shares outstanding after the offering will vary depending upon the actual number of shares we issue and sell to Lincoln Park under the Purchase Agreement after the date of this prospectus.

Use of proceeds

We will not receive any proceeds from the resale of shares of common stock included in this prospectus by the Selling Stockholder. However, we may receive up to $50 million in aggregate gross proceeds under the Purchase Agreement from sales of common stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.

We expect to use the net proceeds that we receive from sales of our common stock to the Selling Stockholder, if any, under the Purchase Agreement to fund the operating expenses and capital expenses for product development and plan to make substantial investments over the next several years, among others, in new production equipment and warehousing, systems assembly line, MEA assembly automation, aeronautical stacks, facility expansion, new hirings and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses. See “Use of Proceeds” on page 13 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

Ticker symbols	“ADN” and “ADNWW” for the common stock and warrants, respectively.

(1)	Shares of common stock outstanding does not include the issuance of the Commitment Shares registered hereunder. The number of shares of common stock outstanding is based on 52,261,643 shares of common stock outstanding as of March 31, 2023 and does not include (a) 26,369,557 shares issuable upon exercise of outstanding warrants, and (b) 3,331,154 shares of common stock issuable upon exercise of outstanding options, 2,332,883 shares issuable upon vesting of outstanding restricted stock units and 234,754 shares of common stock reserved for future issuance of awards pursuant to the Company’s 2021 Equity Incentive Plan. Unless otherwise indicated, this prospectus assumes no exercise of outstanding stock options or warrants and no settlement of outstanding restricted stock units.
(2)	We intend to seek stockholder approval to, amongst other things, (i) increase the number of shares of common stock we are permitted to issue under our second amended and restated certificate of incorporation and (ii) permit the potential issuance of 20% or more of our common stock pursuant to the Purchase Agreement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our common stock, you should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” and the applicable prospectus supplement, and those risks discussed under Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors”, and updated in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors”, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities. For more information, see sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Risks Related to this Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On April 10, 2023, we entered into the Purchase Agreement with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right, but not the obligation, to sell to Lincoln Park up to $50,000,000 of our common stock from time to time over the 36-month term of the Purchase Agreement. Upon the execution of the Purchase Agreement, we issued 635,593 shares of common stock to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus is a part and that such registration statement remains effective. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

Subject to the terms of the Purchase Agreement, we generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all or some of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Lincoln Park to purchase up to $50,000,000 of our common stock under our agreement over a 36-month period generally in amounts up to 200,000 shares of our common stock (such purchases, “Regular Purchases”), which may be increased to up to 250,000 shares, 300,000 shares or 400,000 shares of our common stock depending on the market price of our common stock at the time of sale.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

We do not have enough authorized shares of common stock to issue all 50,000,000 shares offered hereunder and we require stockholder approval and the subsequent filing with the Secretary of State of the State of Delaware a certificate of amendment to our second amended and restated certificate of incorporation to effect an increase of the authorized number of shares of common stock available for issuance under the Purchase Agreement. There is no assurance that such stockholder approval will be obtained which will limit the funding from Lincoln Park and could materially and adversely affect the Company’s business, financial condition and results of operations.

We do not have enough shares of common stock currently authorized under our second amended and restated certificate of incorporation (the “certificate of incorporation”) to issue 50,000,000 shares to Lincoln Park pursuant to the Purchase Agreement. We currently have 110,000,000 shares of common stock authorized under our certificate of incorporation. As of March 31, 2023, we had 52,261,643 shares of common stock issued and outstanding, 26,369,557 shares issuable upon exercise of outstanding warrants, 3,301,314 shares issuable upon exercise of outstanding options, 2,332,883 shares issuable upon vesting of outstanding restricted stock units, and 273,643 shares available for future issuance as awards under the Company’s 2021 Equity Incentive Plan. Accordingly, we have approximately 25,460,960 authorized shares of common stock available for issuance. We currently do not have sufficient remaining authorized shares of common stock to fully utilize the $50 million under the Purchase Agreement unless and until an increase of our authorized shares of common stock is approved by stockholders and we file with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation effecting such increase. If our stockholders do not approve the increase of authorized shares of common stock, our business development and financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation.

We have used almost all of our unreserved, authorized shares.

We have currently used almost all of our unreserved authorized shares and will need stockholder approval to implement an increase in our authorized shares of common stock. Our certificate of incorporation and the Delaware General Corporation Law (the “DGCL”), currently require the approval of stockholders holding not less than a majority of all outstanding shares of capital stock entitled to vote in order to approve an increase in our authorized shares of common stock. We currently plan to seek stockholder approval at our annual meeting, which is scheduled to be held on June 13, 2023. There are no assurances that stockholder approval will be obtained, in which event will be unable to raise additional capital through the issuance of shares of common stock to fund our future operations.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Lincoln Park, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Lincoln Park, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Because the purchase price per share to be paid by Lincoln Park for the shares of common stock that we may elect to sell to Lincoln Park under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable period for each purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to Lincoln Park under the Purchase Agreement, the purchase price per share that Lincoln Park will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Lincoln Park under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 worth of our common stock to Lincoln Park (the “Total Commitment”), 50,635,593 shares of our common stock, which includes 635,593 Commitment Shares, are being registered for resale by Lincoln Park under the registration statement that includes this prospectus, among which we may elect to sell to Lincoln Park, in our sole discretion, from time to time from and after the Commencement Date under the Purchase Agreement up to 50,000,000 shares of common stock. If, after the Commencement Date, the price of our stock declines and we elect to sell to Lincoln Park shares of common stock being registered for resale under this prospectus that are available for sale by us to Lincoln Park under the Purchase Agreement, depending on the market prices of our common stock during the applicable period for each purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $50,000,000 Total Commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

Based on our current stock price, if it becomes necessary for us to issue and sell to Lincoln Park under the Purchase Agreement more than the 50,000,000 shares of our common stock in order to receive aggregate gross proceeds equal to the Total Commitment of $50,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Lincoln Park of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective. Plus, we will need to obtain stockholder approval to issue shares of common stock in excess of 10,447,102 shares (the “Exchange Cap”), which is 19.99% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by Lincoln Park for all shares of common stock sold under the Purchase Agreement equals or exceeds $1.08, in which case, under applicable Nasdaq rules, the Exchange Cap limitation will not apply to issuances and sales of common stock under the Purchase Agreement, in each case, before we may elect to sell any additional shares of our common stock to Lincoln Park under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of common stock in addition to the 50,635,593 shares of common stock being registered for resale by Lincoln Park under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Lincoln Park is dependent upon the number of shares of common stock, if any, we ultimately sell to Lincoln Park under the Purchase Agreement.

The number of shares that may be issued to Lincoln Park under the terms of the Purchase Agreement may be limited due to the requirements of the Nasdaq Capital Market.

Under Nasdaq Listing Rule 5635(d), in the event our common stock price declines below $1.08 per share, we need stockholder approval for the potential issuance and sale of 20% or more of our common stock in order to issue shares of common stock to receive all the $50,000,000 Total Commitment proceeds under the Purchase Agreement. We currently plan to seek such stockholder approval at our annual meeting, which is scheduled to be held on June 13, 2023. There is no assurance that such stockholder approval will be obtained which could adversely prevent us from receiving all the $50,000,000 Total Commitment under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Lincoln Park. If and when we do elect to sell shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired such shares, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Lincoln Park in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Investors may experience a decline in the value of the shares they purchase from Lincoln Park in this offering as a result of future sales made by us to Lincoln Park at prices lower than the prices such investors paid for their shares in this offering.

LINCOLN PARK TRANSACTION

On April 10, 2023, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the Purchase Agreement, we have the right to sell to Lincoln Park up to $50 million of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to Lincoln Park under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Lincoln Park of up to 50,635,593 shares of common stock, consisting of 635,593 Commitment Shares (as defined in the Purchase Agreement) that we issued to Lincoln Park as payment of a commitment fee for its commitment to purchase shares of common stock at our election under to the Purchase Agreement, and up to 50,000,000 shares of common stock that we may elect, in our sole discretion, to issue and sell to Lincoln Park, from time to time from and after the Commencement Date under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to Lincoln Park under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Lincoln Park’s purchase obligation set forth in the Purchase Agreement have been satisfied, including that the registration statement that includes this prospectus be declared effective by the SEC. From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 36-month period commencing on the Commencement Date, to direct Lincoln Park to purchase up to 200,000 shares of our common stock on such business day (or the purchase date) provided that the closing sale price of our common stock on Nasdaq is not below $0.50 on the applicable purchase date, which we refer to as a Regular Purchase (such maximum number of purchase shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”). However, that the Regular Purchase Share Limit shall be increased to: (i) a Regular Purchase may be increased to up to 250,000 shares if the closing sale price of our common stock on Nasdaq is not below $1.50 on the applicable purchase date, (ii) a Regular Purchase may be increased to up to 300,000 shares if the closing sale price of our common stock on Nasdaq is not below $3.00 on the applicable purchase date, and (iii) a Regular Purchase may be increased to up to 400,000 shares if the closing sale price of our common stock on Nasdaq is not below $5.00 on the applicable purchase date.

From and after the Commencement Date, we will control the timing and amount of any sales of common stock to Lincoln Park. Actual sales of shares of our common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and its operations.

Under the applicable Nasdaq rules, in no event may we issue to Lincoln Park under the Purchase Agreement more than 10,447,102 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules or (ii) the average price per share paid by Lincoln Park for all of the shares of common stock that we direct Lincoln Park to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.08 per share (representing the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement or the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules). Moreover, we may not issue or sell any shares of common stock to Lincoln Park under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Lincoln Park beneficially owning shares of common stock in excess of the 9.99% Beneficial Ownership Limitation (as such term defined in the Purchase Agreement).

Purchase of Shares of Common Stock Under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, after the Commencement Date (as defined below), on any business day selected by us, we may direct Lincoln Park to purchase up to 200,000 shares of its Common Stock on such business day (or the purchase date) (a “Regular Purchase”), provided that the closing sale price of the Company’s Common Stock on the Nasdaq Stock Market (“Nasdaq”) on the applicable purchase date is not below $0.50 and subject to other adjustments. A Regular Purchase may be increased to up to (i) 250,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $1.50 on the applicable purchase date; (ii) 300,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $3.00 on the applicable purchase date; and (iii) 400,000 shares if the closing sale price of the Company’s common stock on Nasdaq is not below $5.00 on the applicable purchase date. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

●	the lowest sale price for the Company’s Common Stock on Nasdaq on the purchase date of such shares; and

●	the average of the three lowest closing sale prices for the Company’s Common Stock on Nasdaq during the 10 consecutive business days prior to the purchase date of such shares.

Accelerated Purchases

We may also direct Lincoln Park, on any business day on which we have submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:

●	three times the number of shares purchased pursuant to such Regular Purchase; and

●	30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 95% of the lower of:

●	the volume-weighted average price of the Company’s Common Stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●	the closing sale price of the Company’s Common Stock on Nasdaq on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of our common stock (the “Additional Accelerated Purchase”), of up to the lesser of:

●	three times the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

●	30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Additional Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Additional Accelerated Purchase Measurement Period”).

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 95% of the lower of:

●	the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of a registration statement registering the sale or resale of the securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for sale or resale of any or all of the securities to be issued to Lincoln Park under the Transaction Documents (as defined in the Purchase Agreement) that are required to be included therein, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) business days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after Lincoln Park has confirmed in writing that all of the securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering securities (provided in the case of this clause (ii) that all of the securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	suspension by the principal market of our common stock from trading for a period of one business day, provided that the Company may not direct Lincoln Park to purchase any shares of common stock during any such suspension;

●	the delisting of our common stock from the Nasdaq Capital Market, our principal market, unless our common stock is immediately thereafter trading on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange, the Nasdaq Capital Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

●	the failure for any reason by our transfer agent to issue shares of our common stock to Lincoln Park within two business days after any Regular Purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such shares;

●	any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement or any other certificate, instrument or document executed by the Company contemplated in such transaction documents if such breach would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) except, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

●	if any Person (as defined in the Purchase Agreement) commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

●	if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

●	if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares or if the Company fails to maintain the service of its transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares under this Agreement, including but not limited to, maintaining the effectiveness of the Commencement Irrevocable Transfer Instructions, payment of all owed to the Transfer Agent and satisfaction of all conditions required by the Transfer Agent to issue Purchase Shares pursuant to the Commencement Irrevocable Transfer Agent Instructions.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month immediately following the 36-month anniversary of the Commencement Date;

●	the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors; and

●	the date on which Lincoln Park shall have purchased shares of our common stock under the Purchase Agreement for an aggregate gross purchase price equal to $50 million.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date for any reason or for no reason, without any liability whatsoever, upon one business day’s notice to Lincoln Park.

We and Lincoln Park also have the option to terminate the Purchase Agreement in the event that the Commencement Date has not occurred on or before August 1, 2023, due to the other party’s failure to satisfy its conditions set forth in the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Other Equity Lines of Credit

Subject to specified exceptions included in the Purchase Agreement, until the expiration of the 36-month term of the Purchase Agreement, we are limited in our ability to enter into any “equity line of credit” or other similar continuous offering in which we may offer, issue or sell common stock or securities convertible into or exercisable for common stock at a future determined price, other than an “at the market offering” exclusively through a registered broker-dealer acting as our agent.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

All shares of common stock that may be issued or sold by us to Lincoln Park under the Purchase Agreement that are being registered under the Securities Act for resale by Lincoln Park in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to Lincoln Park from time to time at our discretion over a period of up to 36 months commencing on the Commencement Date. The resale by Lincoln Park of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to Lincoln Park under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell to Lincoln Park pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired such shares, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $50,000,000 of our common stock, exclusive of the 635,593 Commitment Shares issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $1.08 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed the 9.99% of our outstanding shares of common stock.

The following table sets forth the sale of shares of common stock to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)
$1.00 (3)	50,635,593	48.9%
$1.08 (4)	46,931,889	47.0%
$1.50 (5)	33,968,926	39.1%
$3.00	17,302,260	24.7%
$5.00	10,635,593	16.7%

(1)	Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $50,000,000, if available, without giving effect to the Exchange Cap or the Beneficial Ownership Cap, and includes the Commitment Shares. Also assumes an increase of our authorized shares of common stock when the assumed average purchase price equals to $1.00, $1.08, or $1.50. The assumed average purchase prices per share are solely for illustrative purposes and are not intended to be estimates or predictions of the future performance of our common stock.
(2)	The denominator is based on 52,261,643 shares of our common stock outstanding as of March 31, 2023, as adjusted to include the issuance of (i) 635,593 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, and (ii) the sale of the number of shares set forth in the adjacent column (which is comprised of the number of shares we may sell to Lincoln Park under the Purchase Agreement, assuming the average purchase price in the first column). The numerator is based on the aggregate number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.
(3)	Also assumes stockholder approval for an increase of our authorized shares of common stock and stockholder approval for the potential issuance and sale of 20% or more of our common stock to Lincoln Park pursuant to the Purchase Agreement.
(4)	The Minimum Price, which was the closing sale price of our common stock on The Nasdaq Capital Market on April 10, 2023. Also assumes stockholder approval for an increase of our authorized shares of common stock and stockholder approval for the potential issuance and sale of 20% or more of our common stock to Lincoln Park pursuant to the Purchase Agreement.
(5)	Also assumes stockholder approval for an increase of our authorized shares of common stock.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. All of the common stock offered by Lincoln Park pursuant to this prospectus will be sold by Lincoln Park for its own account. We will not receive any of the proceeds from these sales. We may receive up to $50 million aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of common stock to Lincoln Park after the date of this prospectus. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, other than the Commitment Shares, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use the net proceeds that we receive from sales of our common stock to the Selling Stockholder, if any, under the Purchase Agreement to fund the operating expenses and capital expenses for product development and plan to make substantial investments over the next several years, among others, in new production equipment and warehousing, systems assembly line, MEA assembly automation, aeronautical stacks, facility expansion, new hirings and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. There can be no assurance that we will sell any shares under or fully utilize the Purchase Agreement as a source of financing.

SELLING STOCKHOLDER

This prospectus relates to the offer and resale by Lincoln Park of up to 50,635,593 shares of common stock that have been and may be issued by us to Lincoln Park under the Purchase Agreement. For additional information regarding the shares of common stock included in this prospectus, see the section titled “Lincoln Park Transaction” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Lincoln Park on April 10, 2023 in order to permit Lincoln Park to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, Lincoln Park has not had any material relationship with us within the past three years.

The table below presents information regarding Lincoln Park and the shares of common stock that may be resold by Lincoln Park from time to time under this prospectus. This table is prepared based on information supplied to us by Lincoln Park, and reflects holdings as of April 10, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by Lincoln Park under this prospectus. Lincoln Park may sell some, all or none of the shares being offered for resale in this offering. We do not know how long Lincoln Park will hold the shares before selling them, and we are not aware of any existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which Lincoln Park has sole or shared voting and investment power. The percentage of shares of common stock beneficially owned by Lincoln Park prior to the offering shown in the table below is based on an aggregate of 52,261,643 shares of our common stock outstanding on March 31, 2023. Because the purchase price to be paid by Lincoln Park for shares of common stock, if any, that we may elect to sell to Lincoln Park from time to time under the Purchase Agreement will be determined on the applicable dates for such purchases, the actual number of shares of common stock that we may sell to Lincoln Park under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by Lincoln Park of all of the shares of common stock being offered for resale pursuant to this prospectus..

	Selling Stockholders
Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering(2)	%(3)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold(4)%
Lincoln Park Capital Fund, LLC (1)	635,593	1.2%	50,635,593	0	-

(1)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park is not a licensed broker dealer or an affiliate of a licensed broker dealer.
(2)	Represents the 635,593 shares of common stock we issued to Lincoln Park on April 10, 2023 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering of all of the shares that Lincoln Park may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Lincoln Park’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Lincoln Park to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would cause Lincoln Park’s beneficial ownership of our common stock to exceed the 9.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price per share paid by Lincoln Park for all shares of common stock purchased by Lincoln Park under the Purchase Agreement equals or exceeds $1.08 per share, in which case the Exchange Cap limitation would no longer apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.
(3)	Applicable percentage ownership is based on 52,261,643 shares of our common stock outstanding as of March 31, 2023.
(4)	Assumes the resale of all shares being offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder, Lincoln Park Capital Fund, LLC (“Lincoln Park”). The shares may be sold or distributed from time to time by Lincoln Park directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

We entered into the Purchase Agreement with Lincoln Park on April 10, 2023. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Lincoln Park is committed to purchase an aggregate of up to $50,000,000 of our common stock over the 36-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we issued 635,593 Commitment Shares to Lincoln Park. See section titled “Lincoln Park Transaction.”

The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makes or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions;

●	any combination of the foregoing; or.

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker to effectuate all sales, if any, of our common stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer, may receive commissions from Lincoln Park for executing such sales for Lincoln Park and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by Lincoln Park through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by Lincoln Park may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by Lincoln Park.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by Lincoln Park, including with respect to any compensation paid or payable by Lincoln Park to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by Lincoln Park, and any other related information required to be disclosed under the Securities Act. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We may engage in “at-the-market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus or prospectus supplement describing the method and terms of the offering.

Listing of Common Stock and Transfer Agent

Our common stock is listed on Nasdaq and trades under the symbol “ADN.” The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Manatt, Phelps & Philips LLP passed upon certain legal matters relating to the validity of the securities offered hereby on behalf of the Company.

EXPERTS

The consolidated financial statements of Advent Technologies Holdings, Inc. appearing in Advent Technologies Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the common stock and warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.advent.energy. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “Annual Report”);

●	our Current Reports on Form 8-K, filed with the SEC on March 10, 2023, March 29, 2023, March 31, 2023 and April 11, 2023 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 14, 2018, as amended by our Current Reports on Form 8-K filed with the SEC on February 9, 2021 (File No.: 001-28742), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request additional free copies of this prospectus and a free copy of any documents incorporated by reference in this prospectus you should contact us by telephone or in writing:

Advent Technologies Holdings, Inc.

Attn: James F. Coffey, Corporate Secretary

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(617) 655-6000

ADVENT TECHNOLOGIES HOLDINGS, INC.

Up to 50,000,000 Shares of Common Stock

and 635,593 Shares of Common Stock

Prospectus

May 2, 2023